                                                                      EXHIBIT 21

                                  XICOR, INC.

                            LIST OF SUBSIDIARIES(1)

                                                                   STATE OR
                                                              OTHER JURISDICTION
                            NAME                               OF INCORPORATION
                            ----                              ------------------
Xicor GmbH..................................................  Germany
Xicor Hong Kong Limited.....................................  Hong Kong
Xicor Japan K.K.............................................  Japan
Xicor Korea, Ltd............................................  Korea
Xicor Limited...............................................  United Kingdom

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(1) All subsidiaries are wholly-owned.